                                                                     EXHIBIT 2.2

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                       )    Case Nos. 99-3199 (MFW)
                                             )     through  99-3327 (MFW)
Vencor, Inc., et al.,                        )
                                             )    Chapter 11
     Debtors and Debtors in Possession.      )
                                             )    Jointly Administered


                 FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
             UNDER 11 U.S.C. (S) 1129 AND RULE 3020 OF THE FEDERAL
                    RULES OF BANKRUPTCY PROCEDURE CONFIRMING
                   THE FOURTH AMENDED PLAN OF REORGANIZATION
                         OF VENCOR, INC., et al.
             -----------------------------------------------------

          Upon the Fourth Amended Joint Plan Of Reorganization of Vencor, Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code, dated as of December 14, 2000 (including all amendments and modification thereof and exhibits thereto, the "Plan") (D.I. 4031), filed with this Court by the above-captioned debtors and debtors in possession (collectively, the "Debtors"), and the Fourth Amended Disclosure Statement Pursuant To Section 1125 Of The Bankruptcy Code With Respect To The Joint Plan Of Reorganization Of Vencor Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code and the Short-Form of Fourth Amended Disclosure Statement Pursuant To Section 1125 Of The Bankruptcy Code With Respect To The Joint Plan Of Reorganization Of Vencor, Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code dated as of December 14, 2000 (respectively, the "Disclosure Statement" (D.I. 4031), the "Short-Form Disclosure Statement" (D.I. 4032), and collectively, the "Disclosure Materials"), and the Fourth Amended Plan Supplement To Joint Plan of Reorganization of Vencor, Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code (including all amendments and modification of the exhibits thereto, the "Plan

Supplement") (D.I. 4588) filed with this Court by the Debtors; and upon (a) the hearing before this Court on December 6, 2000 to consider approval of the Disclosure Materials and (b) the Order dated December 6, 2000 approving the Disclosure Materials (the "Disclosure Materials Order") (D.I. 4108); and solicitation of acceptances of the Plan having been authorized by Order dated December 7, 2000, establishing voting procedures and approving form of ballots and notices (the "Voting Procedures Order") (D.I. 3828); and it appearing from the affidavits of mailing and publication filed with this Court and the Voting Affidavit (as defined herein) that copies of the Disclosure Statement (including the Plan as annexed thereto as Exhibit A) or Short-Form Disclosure Statement, notice of the Confirmation Hearing (as defined herein), and ballots for acceptances or rejections of the Plan, were transmitted to the holders of Claims against and Interests in Vencor, Inc., et al. and other parties in interest as required by the Voting Procedures Order, and such transmissions at such time being due and adequate notice under the circumstances, and that notice of the Confirmation Hearing was published in the manner required by the Voting Procedures Order; and the Voting Procedures Order fixing February 15, 2001 at 4:00 p.m. (Eastern Standard Time) as the deadline for filing of objections to confirmation of the Plan; and upon the declaration of George C. Vitelli (D.I.
5807), the declaration of John K. Henebery (D.I. 5806) and the statement of the Department of Justice in support of the Plan (D.I. 5815); and upon the Ventas Entities' response in conditional support of the Plan (D.I. 5814); and upon this Court's Order, dated January 16, 2001 extending the time for Ventas, Inc. and Ventas Realty, Limited Partnership to vote on the Plan and/or file a response or objection to confirmation of the Plan (the "Ventas Voting Stipulation") (D.I.
5008); and upon the affidavit of Edward L. Kuntz dated February 20, 2001, filed in support of

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confirmation of the Plan (D.I. 5779); and upon the affidavit of Steven M. Zelin dated February 21, 2001, filed in support of confirmation of the Plan (D.I.
5777); and a hearing to consider confirmation of the Plan having been held before this Court commencing on March 1, 2001 (the "Confirmation Hearing"); and upon the full and complete record of the Confirmation Hearing, including without limitation the exhibits presented and the testimonial proffers that were accepted into evidence, and all matters and proceedings heretofore part of the record in these cases; and for the reasons set forth on the record by the Court; and after due deliberation and sufficient cause appearing therefor;

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     ---------------------------------------

          IT IS HEREBY FOUND AND DETERMINED THAT:

          1. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context otherwise requires.

          2. This Court has jurisdiction over the Reorganization Cases pursuant to 28 U.S.C. (S)(S) 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. (S)(S) 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. (S) 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of title 11 of the United States Code (the "Bankruptcy Code") and the Federal Rules of Bankruptcy Procedures (the "Bankruptcy Rules") and should be confirmed.

          3. This Court takes judicial notice of the docket of the Reorganization Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Reorganization Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Materials.

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          4.   The Debtors, as proponents of the Plan, have the burden of proving the elements of Section 1129 by a preponderance of the evidence.

          5. Notice of the Confirmation Hearing and the relevant deadlines for submission of objections and ballots, as prescribed by this Court in the Voting Procedures Order, has been provided and is adequate and sufficient pursuant to
Section 1128 of the Bankruptcy Code, Rules 2002(b) and 3020 of the Bankruptcy Rules and other applicable law and rules. Notice provided of the Confirmation Hearing and the relevant deadlines for submission of objections and ballots and service of the Disclosure Materials upon the individuals subject to the Debtors' Motion for an Order Pursuant to Section 105(a) of the Bankruptcy Code and Rule 1009(a) of The Federal Rules of Bankruptcy Procedure Disallowing Certain Scheduled Claims For Purposes Of Voting On The Fourth Amended Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code, as set forth in the Affidavit of Mailing of Bridget Gallerie dated January 10, 2001 and the Affidavit of Kathy Gerber dated January 23, 2001, is adequate and sufficient pursuant to Section 1128 of the Bankruptcy Code, Rules 2002(b) and 3020 of the Bankruptcy Rules and other applicable law and rules.

          6. Ballots were transmitted to holders of claims in classes eligible to vote on the Plan (the "Voting Classes") in accordance with the Voting Procedures Order.

          7. The Debtors solicited votes for the Plan from the Voting Classes in good faith and in a manner consistent with the Bankruptcy Code.

          8. The affidavits of Diane Rocano, dated February 26, 2001 (the "Voting Affidavit") (D.I. 5801) and March 7, 2001 (the "Supplemental Voting Affidavit") (D.I.T.B.D.), are consistent with Bankruptcy Rule 3018.

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          9.   The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Interests in each Class are substantially similar to other Claims or Interests in such Class, and the Plan therefore satisfies the requirements of Section 1122(a) of the Bankruptcy Code.

          10. The Plan provides for the treatment of Allowed Administrative Claims and Allowed Priority Tax Claims. In addition, the Plan establishes the following Classes of Claims and Interests: Class 1 (Priority Claims); Class 2 (Secured Claims); Class 3A (Convenience Claims); Class 3B (Trade Claims, Malpractice and Other Litigation Claims, Benefits Claims, Indemnification Claims, Employee Contact Claims and Unsecured Claims that are not Convenience Claims); Class 4 (Senior Debt Claims); Class 5 (Ventas Claim); Class 6 (Class 6 Claims); Class 7A (Subordinated Noteholder Claims); Class 7B (Noteholder Securities Fraud Claims); Class 8 (Put Rights); Class 10 (Punitive Damage Claims); Class 11A (Preferred Equity Interests); Class 11B (Preferred Equity Securities Fraud Claims); Class 12A (Common Equity Interests); and Class 12B (Common Equity Securities Fraud Claims). The Plan satisfies the requirements of
Section 1123(a)(1) of the Bankruptcy Code.

          11. The Plan establishes as Class 3A a class of claims consisting only of unsecured claims that are reduced to or less than $3,000.00. Pursuant to
Section 1122(b) of the Bankruptcy Code, this is a reasonable amount necessary for administrative convenience.

          12. The following Classes of Claims are impaired and comprise the Classes entitled to vote under the Plan: Classes 3A, 3B, 4, 5, 6, 7A and 8 (collectively, the "Voting Classes"). The following Classes of Claims are unimpaired under the Plan: Classes 1 and 2. The following Classes of Claims or Interests are deemed to reject the Plan by virtue of receiving no distributions thereunder, except as otherwise provided for under this Order: Classes 7B, 10,

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11A, 11B, 12A and 12B. The treatment of Claims in unimpaired Classes is specified in Article IV of the Plan, and the treatment of Claims and Interests in impaired Classes is specified in Article V of the Plan. Therefore, the Plan satisfies the requirements of Sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

          13. The Plan provides for the same treatment of each Claim or Interest of a particular Class, and the Plan satisfies the requirements of
Section 1123(a)(4) of the Bankruptcy Code.

          14. The Plan provides for adequate means for its implementation, and therefore satisfies the requirements of Section 1123(a)(5) of the Bankruptcy Code.

          15. The Plan provides for the amendment of the Certificates of Incorporation of the Debtors in substantially the form of the Vencor Amended and Restated Certificate of Incorporation and the Form of Certificate of Amendment of the Certificate of Incorporation of Each Corporate Debtor filed with this Court in the Plan Supplement on December 29, 2000 (collectively and as may be amended or modified, the "Amended Certificates of Incorporation"), which prohibit the issuance of nonvoting equity securities. Any revisions to the Amended Certificates of Incorporation filed on or prior to the Effective Date also shall prohibit the issuance of a non-voting equity securities.
Accordingly, the Plan complies with Section 1123(a)(6) of the Bankruptcy Code.

          16. The Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, and the Plan therefore is consistent with the provisions of Section 1123(b)(1) of the Bankruptcy Code.

          17. The Plan provides for the treatment under Section 365 of the Bankruptcy Code, of all executory contracts and unexpired leases not previously assumed or rejected or the

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subject of a motion either to assume or reject pursuant to such section, and the
Plan therefore complies with the provisions of Section 1123(b)(2) of the Bankruptcy Code.

          18. Furthermore, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and Interests, and all controversies respecting Claims and Interests are resolved pursuant to the Plan. This Confirmation Order constitutes the Court's approval of all such compromises and settlements which, based upon the representations by the Debtors, all other testimony proffered and evidence introduced at the Confirmation Hearing and the full record of the Reorganization Cases, the Court finds to be fair, equitable, within the range of reasonableness and in the best interests of the Debtors, the Estates, creditors and other parties in interest. Accordingly, the Plan satisfies Section 1123(b)(3) of the Bankruptcy Code.

          19. The Plan contains no provision that is inconsistent with the applicable provisions of the Bankruptcy Code and therefore satisfies Section 1123(b)(6) of the Bankruptcy Code.

          20. The Government Settlement and the allowance and settlement of the Class 6 Claims and the payment of such claims, as set forth in Sections 5.05 and 6.12 of the Plan, constitute a good faith compromise and settlement pursuant to Bankruptcy Rule 9019, and the Government Settlement, including the settlement amount allocated for each of the Qui Tam Actions as enumerated on Schedule E to the Plan, is fair, adequate and reasonable under all the circumstances. As to United States, et al. ex rel. Phillips-Minks, et al. v. Behavioral Healthcare
-----------------------------------------------------------------------------
Corp., et al. referenced on Schedule E and Exhibit 5 to the Plan, the
-------------
government's settlement of this Qui Tam Action is effective only to the extent the United States has authority to compromise and settle this Qui Tam Action pursuant to the Federal Claims Act ("FCA"). The District Court in that action may determine, on motion of any party to that action, whether the government had authority to settle that action. In the event the United States does not have authority to compromise

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and settle this Qui Tam Action, the Claims relating to this Qui Tam Action shall be treated as stated on the record at the Confirmation Hearing as a Class 3B Claim.

          21. The treatment provided to the Ventas Entities under the Plan, including, without limitation, under Section 5.04 and Article XI of the Plan, constitute a good faith compromise and settlement pursuant to Bankruptcy Rule 9019.

          22. All settlements in these cases, including but not limited to settlements with the creditors in Classes 3A, 3B, 4, 5, 6, 7A, 8 and 10, constitute good faith compromises and settlements pursuant to Bankruptcy Rule 9019.

          23. Pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, the Plan, except as provided therein, provides for the retention and enforcement of all claims, rights and causes of action of the Debtors and the Estates, whether prepetition or postpetition, and regardless of whether such claims, rights or causes of action arise under any or all agreements and applicable law or equity, exclusively by the Reorganized Debtors. Under the Plan, all such claims, rights and causes of action of the Debtors and the Estates, upon the Effective Date, shall vest in the Reorganized Debtors and may be pursued by the Reorganized Debtors except to the extent released under the Plan. Accordingly, the retention and enforcement of all such claims, rights and causes of action of the Debtors and the Estates exclusively by the Reorganized Debtors will benefit the Debtors' creditors and the requirements of Sections 550(a) and 1123(b)(3)(B) of the Bankruptcy Code are satisfied.

          24. The Plan complies with the applicable provisions of the Bankruptcy Code, including, without limitation, Sections 1122 and 1123 of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of Section 1129(a)(1) of the Bankruptcy Code. In addition, in

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accordance with Bankruptcy Rule 3016(a), the Plan is dated and identified with the names of the Debtors.

          25. The Debtors, as proponents of the Plan, have complied with each of the applicable provisions of the Bankruptcy Code including, without limitation, Sections 1125 and 1126 of the Bankruptcy Code, and therefore have satisfied the requirements of Section 1129(a)(2) of the Bankruptcy Code, as follows: (a) the Debtors are proper debtors under Section 109 of the Bankruptcy Code and proper proponents of the Plan under Section 1121(a) of the Bankruptcy Code; (b) the Debtors have complied with each of the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and (c) the Debtors have complied with each of the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Voting Procedures Order and the Ventas Voting Stipulation in transmitting notices and solicitation materials and in soliciting and tabulating votes on the Plan.

          26. The Plan has been proposed in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing and prosecution of the Debtors' Reorganization Cases and the formulation of the Plan. The Debtors' chapter 11 cases were filed and the Plan was proposed with the proper purpose of reorganizing the Debtors, and expeditiously making distributions to their creditors. Furthermore, the Plan is the product of extensive, arms' length negotiations among the Debtors, Ventas, the United States, the Creditors' Committee, certain holders of the Senior Debt Claims and Subordinated Noteholders, and each of their respective counsel and financial advisors. The Plan reflects the results of these negotiations and is reflective of the interests of all the Estates' constituencies. Thus, the Plan satisfies the requirements of Section 1129(a)(3) of the Bankruptcy Code.

          27. Any payments made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Debtors' chapter 11 cases have, to the extent required by the Bankruptcy Code, the Bankruptcy Rules and the Orders of this Court, been approved by, or are subject to the approval of, this Court as reasonable. Accordingly, the Plan satisfies the requirements of
Section 1129(a)(4) of the Bankruptcy Code.

          28. Section 8.07 of the Plan provides that Reorganized Vencor shall have a board of directors consisting of seven (7) directors. The Board of Directors or other current internal governance, as applicable, of the other Reorganized Directors shall initially remain the same. The names and affiliations of the persons designated pursuant to Section 8.07 of the Plan as the initial members of the board of directors of each of the Reorganized Debtors were disclosed to this Court prior to the Confirmation Hearing. In addition, the Debtors disclosed the identity of any insiders that will be employed by the Reorganized Debtors and the nature of their compensation. The appointment to such office of each of the proposed directors and officers of each of the Reorganized Debtors is consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer or director of the Reorganized Debtors. Accordingly, the Plan complies with Section 1123(a)(7) and 1129(a)(5) of the Bankruptcy Code.

          29. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

          30. With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest in such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the

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Plan, that is not less than the amount that such holder would so receive or retain if such Debtor were to be liquidated under chapter 7 of the Bankruptcy Code on such date. Accordingly, the Plan is in the best interests of the creditors and satisfies the requirements of Section 1129(a)(7) of the Bankruptcy Code.

          31. As evidenced by the Voting Affidavit and the Supplemental Voting Affidavit, the Plan has been accepted by each of the Voting Classes in accordance with Section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018, the Voting Procedures Order and the Ventas Voting Stipulation.

          32. The Plan is deemed rejected, pursuant to Section 1126(g) of the Bankruptcy Code, by the members of Classes 7B, 10, 11A, 11B, 12A and 12B, who will receive no distribution and retain no interest on account of their respective Claims or Interests, except as otherwise provided for under this Order.

          33. With respect to each Class of Claims or Interests designated by the Plan, other than Classes 7B, 10, 11A, 11B, 12A and 12B, either: (a) such Class has accepted the Plan; or (b) such Class is not impaired under the Plan. Accordingly, the requirements of Section 1129(a)(8) of the Bankruptcy Code have been satisfied with respect to all Claims and Interests other than those in Classes 7B, 10, 11A, 11B, 12A and 12B. The Plan nevertheless may be confirmed with respect to these Classes because, as stated below, the requirements of
Section 1129(b) of the Bankruptcy Code are satisfied with respect to these Classes.

          34. The treatment of Allowed Administrative Claims, Allowed Tax Claims and Allowed Priority Claims under Sections 2.01, 2.03 and 4.01 of the Plan satisfies the applicable requirements of Section 1129(a)(9)(A),(B) and (C) of the Bankruptcy Code.

          35. The Plan has been accepted by Classes 3A, 3B, 4, 5, 6 and 7A, and, therefore, has been accepted by at least one impaired Class of Claims or Interests, which acceptance has been determined without including any acceptances of the Plan by any insider holding a Claim in such Class. Accordingly, the requirements of Section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the Plan.

          36. The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors.

          37. The fees payable by the Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. (S) 1930(a)(6), constitute administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code and the treatment of such fees in the Plan satisfies the requirements of Section 1129(a)(12) of the Bankruptcy Code.

          38. To the extent the Debtors are required to continue to provide any retiree benefits (as that term is defined under Section 1114 of the Bankruptcy
Code), such benefits shall be continued under the Plan, and the Plan satisfies the requirements of Section 1129(a)(13) of the Bankruptcy Code.

          39. The requirements of Section 1129(b) of the Bankruptcy Code are satisfied as to holders of Claims in Classes 7B, 10, 11A, 11B, 12A and 12B because the Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class of Claims or Interests that is Impaired under, and that has not accepted, the Plan, and no holder of any Interests of the Debtors that is junior to the Interests of such Classes will receive or retain any property under the Plan on account of such junior Interests.

          40. Other than the Plan, no plan has been filed in these cases. Accordingly, the requirements of Section 1129(c) of the Bankruptcy Code have been satisfied.

          41. No party in interest that is a governmental unit has requested that the Court not confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of
Section 5 of the Securities Act of 1933, 15 U.S.C. (S) 77e, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

          42. To the extent the terms of this Order may be construed to constitute modifications to the Plan (the "Plan Modifications"), such Plan Modifications do not materially or adversely affect or change the treatment of any Claim against or Interest in any Debtor. Accordingly, pursuant to Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under
Section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections under Section 1126 of the Bankruptcy Code, nor do they require that holders of Claims against or Interests in any Debtor to be afforded an opportunity to change previously cast acceptances or rejections of the Plan as filed with the Court. Disclosure of the Plan Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of these Reorganization Cases. All references to the Plan in this Order shall be to the Plan as so modified.

          43. Based upon the record before the Court, the Debtors and their agents, counsel and financial advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the exculpatory and injunctive provisions set forth in
Article XI of the Plan.

          44. The Debtors, the Ventas Entities, each of their respective Representatives, benefit plan administrators and trustees, and their officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents, the Creditors' Committee and its members, officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents, the holders of the Senior Debt Claims, their officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents, and the Subordinated Noteholders, their officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents (each of the foregoing solely in their capacity as such), have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125(e) of the Bankruptcy Code and 1129(a)(3) of the Bankruptcy Code, with respect to the administration of the Plan, the solicitation of acceptances with regard thereto and the property to be distributed thereunder.

          45. The Court may properly retain jurisdiction over the matters set forth in Section 13.01 of the Plan.

          46. Upon entry of this Order, each of the conditions to confirmation contained in Section 10.01 of the Plan shall have been satisfied.

                                     DECREES
                                     -------

          NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED
THAT:

          1. To the extent that any objections have not been withdrawn or resolved by stipulation prior to the entry of this Confirmation Order or are not resolved by the relief granted herein or as stated on the record of the Confirmation Hearing, all such objections are hereby overruled. The stipulations entered into with (a) the State of Georgia, Department of Revenue (D.I. 5834), (b) the Louisiana Department of Revenue (D.I.
5835), (c) the Missouri Department of Revenue (D.I. 5836), (d) the Tennessee Department of Revenue (D.I. 5837), and (e) the Texas Tax Authorities (D.I. 5838) fully resolve the objections raised by these parties and govern the treatment of the claims of these entities under the Plan.

          2. The findings of this Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any findings of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

          3. The Plan complies with the requirements of Sections 1122, 1123 and 1129 of the Bankruptcy Code.

          4. To the extent the IRS holds an allowed claim properly classified, and to the extent entitled to interest, the interest rate shall be at the federal statutory rate as provided by the Internal Revenue Code.

          5. The Plan (as modified by any modifications contained in this Confirmation Order) is confirmed under Section 1129 of the Bankruptcy Code.

          6. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

          7.   Plan Classification Controlling.  The classification of Claims
               -------------------------------
and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications and amounts of Claims, if any, set forth in the Ballots tendered or returned by the Debtors' creditors in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims or Interests under the Plan for distribution purposes and (iii) shall not be binding on the Debtors, the Estates, or the Reorganized Debtors.

          8.   Certain Effects of Confirmation; Discharge; Injunction; Releases.
               ----------------------------------------------------------------
All of the provisions of Article XI, including Sections 11.01, 11.02(a), 11.02(b), 11.03, 11.04, 11.05, 11.06, 11.07 and 11.08 of the Plan, as restated
or amended by this paragraph, are incorporated herein by reference as if set forth herein in extenso. Notwithstanding anything to the contrary contained in
             -- -------
the Plan, nothing in Article XI of the Plan shall be construed as providing a discharge or release of any claims that have been or may be asserted by Cornerstone Insurance Company ("Cornerstone") against any of the Ventas Parties or by one or more of the Ventas Parties against Cornerstone. The evidence presented in connection with the Confirmation Hearing establishes that the releases of the nondebtor Entities contained in Article XI of the Plan are fair and necessary to the reorganization of the Debtors, and that the nondebtor Entities receiving the benefit of the releases contained in Article XI of the Plan have made substantial contributions toward the reorganization of the Debtors, which are integral to the effectuation of the Plan and the consummation of the transactions contemplated therein (including, without limitation, the funding of distributions to holders of Allowed Claims and the Debtors' performance under the contracts and leases assumed pursuant to the Plan).

          9.   Retention and Enforcement of Estates' Claims and Rights.
               -------------------------------------------------------
Except as set forth in the Plan or this Confirmation Order, the Debtors shall not be deemed to have waived or relinquished:

          (i) any rights or causes of action (prepetition or postpetition) that the Debtors or the Reorganized Debtors may have currently or which the Reorganized Debtors may choose to assert on behalf of their Estates under any provision of the Bankruptcy Code or any similar applicable non-bankruptcy law, including without limitation, (i) breach of contract claims, (ii) the avoidance of any transfer by or obligation of the Debtors or (iii) the turnover of any property to the Estates, all of which are expressly reserved by the Plan and may only be pursued by the Reorganized Debtors;

          (ii) any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unaltered or Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the chapter 11 cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unaltered or Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the chapter 11 cases had not been commenced.

          10. As of the Effective Date, the Government Settlement and the allowance and settlement of the Class 6 Claims and the payment of such claims, as set forth in Sections 5.05 and 6.12 of the Plan, is approved as a good faith compromise and settlement pursuant to Bankruptcy Rule 9019, and the Government Settlement, including the settlement amount allocated for each of the Qui Tam Actions as enumerated on Schedule E to the Plan, is fair, adequate and reasonable under all the circumstances. As to United States, et al. ex rel.
                                              -----------------------------
Phillips-Minks, et al. v. Behavioral Healthcare Corp., et al. referenced on
-------------------------------------------------------------
Schedule E and Exhibit 5 to the Plan, the government's settlement of this Qui Tam Action is effective only to the extent the United States has authority to compromise and settle this Qui Tam Action pursuant to the Federal Claims Act ("FCA"). The District Court in that action may determine, on motion of any party to that action, whether the government had authority to settle that action. In the event the United States does not have authority to compromise and settle this Qui Tam Action, the Claims relating to this Qui Tam Action shall be treated as stated on the record at the Confirmation Hearing as a Class 3B Claim.

          11. As of the Effective Date, the treatment provided to the Ventas Entities under the Plan, including, without limitation, under Section 5.04 and
Article XI of the Plan, constitute a good faith compromise and settlement pursuant to Bankruptcy Rule 9019.

          12. All settlements in these cases, including settlements with the creditors in Class 3A, 3B, 4, 5, 6, 7A, 8 and 10 are hereby approved as good faith compromises and settlements pursuant to Bankruptcy Rule 9019.

          13.  Binding Effect.  Pursuant to Section 1141 of the Bankruptcy Code,
               --------------
effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan, the Plan Documents or this Confirmation Order, the provisions of the Plan (including the exhibits to, and all documents and agreements contemplated by and executed pursuant to the Plan) and this Confirmation Order shall be binding on (i) the Debtors, (ii) the Reorganized Debtors, (iii) all holders of Claims against and Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, and (iv) each Person or Entity acquiring property under the Plan. The holders of liens satisfied, discharged and released under the Plan shall execute any and all documentation reasonably requested by the Debtors or the Reorganized Debtors evidencing the satisfaction, discharge and release of such liens and such liens shall be deemed satisfied, discharged and released by operation of this Order.

          14.  Revesting of Assets.  On the Effective Date, the assets of the
               -------------------
Debtors shall vest in the Reorganized Debtors. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court. All property of the Reorganized Debtors shall be free and clear of all Claims and Interests, and all such Claims and Interests shall be both discharged and released to the Reorganized Debtors, except as specifically provided in the Plan, the New Collateral Documents, the New Senior Secured Credit Agreement, the New Senior Secured Notes, the Exit Facility, the Amended Ventas Leases, the Tax Refund Escrow

Agreement or any other Plan Document or any documents or instruments executed in accordance therewith, or the Confirmation Order.

          15.  Assumption and Rejection of Contracts and Leases.  Subject to
               ------------------------------------------------
Section 5.04 of the Plan, on the Effective Date, all executory contracts and unexpired leases, including the Five Ventas Leases as assumed and simultaneously amended to become the Amended Ventas Leases, of the Estates shall be assumed by the Debtors pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code, except: (i) any executory contract or unexpired lease that is the subject of a separate motion filed pursuant to Section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date; (ii) such contracts or leases as are listed on Exhibit 8 to the Plan Supplement filed by the Debtors on or before the Effective Date; and (iii) all executory contracts or unexpired leases rejected under the Plan or by order of the Court entered before the Effective Date and not subsequently assumed pursuant to an order of the Court. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease (other than a contract or lease governed by Section 5.04 of the Plan) shall cause such rejection to be a prepetition breach under Sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date. Any Claims arising out of the rejection of executory contracts or leases (other than a contract or lease governed by Section 5.04 of the Plan) must be filed with the Court within the later of the time set by any Final Order rejecting such executory contract or unexpired lease or 30 days after the Effective Date. Any Claims not filed within such time will be forever barred from assertion against any of the Debtors or Reorganized Debtors, their Estates and their property. Except as provided in Section 5.04 of the Plan, the Reorganized Debtors shall pay allowed cure amounts arising from the assumption of executory contracts or leases as Administrative Claims under the Plan without the need for the filing of a proof of claim by the claimant. In addition to the retention of jurisdiction provision contained in Section 13.01 of the Plan and subject to the provisions thereof, the Court expressly retains jurisdiction to resolve any disputes between the Reorganized Debtors and a party to an executory contract or lease that is assumed regarding the cure amount that is owed as a result of the assumption of the contract or lease, which either party can seek to resolve by application to the Court on or after forty-five (45) days after the Effective Date if the parties are unable to resolve the dispute consensually.

          16.  General Authorizations.  The Debtors and the Reorganized
               ----------------------
Debtors are authorized and empowered pursuant to Sections 105 and 1142(b) of the Bankruptcy Code, and as applicable, Section 303 of the General Corporation Law of the State of Delaware, 8 Del. Code (S) 303, and any other applicable state
                            ---------
law to take any and all actions reasonably necessary to implement the transactions contemplated by the Confirmation Order (including without limitation transactions contemplated by the Plan and Plan Documents as confirmed under the Confirmation Order), all without further corporate action or action by (or vote of) directors or stockholders of the Debtors or Reorganized Debtors, including, without limitation, the following: (a) to reconstitute the board of directors of each Reorganized Debtor; (b) to amend the Reorganized Debtors' respective certificates of incorporation and by-laws, including without limitation to effectuate a change of name with respect to Reorganized Vencor and certain of the other Reorganized Debtors, provided that any such amended certificates of incorporation and amended bylaws shall continue to prohibit the issuance of non-voting equity securities; (c) to merge any or all of the Debtors; (d) to enter into, execute and deliver the Exit Facility and the Plan Documents, including without limitation the New Senior Secured Credit Agreement, the New Senior Secured Notes, the New Collateral Documents, the Amended Ventas Leases, the Registration Rights Agreement, the

New Warrant Agreement and the Tax Refund Escrow Agreement; (e) to adopt and implement the Long-Term Incentive Plan, the Restricted Share Plan and the New Stock Option Plan, and to pay the Performance Bonuses and Retention Bonuses, to the extent not previously authorized by the Court and/or paid by the Debtors; and (f) to authorize the appropriate officers of the Reorganized Debtors to execute any documents, instruments or agreements necessary, and perform any act that is desirable or required to comply with the terms and conditions of the Plan and consummation of the Plan, including all documents necessary and appropriate to execute and consummate the Exit Facility. Such actions are approved in all respects and shall be deemed to have occurred and be effective on the Effective Date.

          17.  Subordination Rights. Subject to the provisions of Section 8.15
               --------------------
of the Plan, as of the Effective Date, to the fullest extent permitted by applicable law (including but not limited to subsections (a) or (c) of Section 510 of the Bankruptcy Code), all Claims against and Interests in the Debtors and all rights and claims between or among creditors or holders of Interests relating in any manner whatsoever to Claims against or Interests in the Debtors, based on any subordination rights, either contractual, legal or equitable, shall be terminated and discharged in the manner provided for in the Plan, and all such Claims, Interests and rights so based and all such subordination rights to which any Entity may be entitled shall be irrevocably waived by the acceptance by such Entity of the Plan or of any distribution pursuant to the Plan.

          18.  Status of Corporate Indemnities.  The continuance of the
               -------------------------------
Corporate Indemnities by the Reorganized Debtors, as provided in Section 12.03 of the Plan, shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

          19.  No Post-Confirmation Amendment or Filing of Claims.  Except as
               --------------------------------------------------
otherwise provided herein or in the Plan, a Claim may not be filed or amended after the Confirmation Date without the prior authorization of the Court and, even with such Court authorization may be amended by the holder of such Claim solely to decrease, but not to increase, the amount or priority of the Claim. Except as otherwise permitted herein or in the Plan, a Claim filed or amended after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors or the Reorganized Debtors if prior Court authorization has not been obtained.

          20.  Payment of Fees.  As set forth in Section 14.07 of the Plan, all
               ---------------
fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid on or before the Effective Date, and to the extent required and unless relieved of these obligations by further Order of the Court, shall be paid until the Reorganization Cases are closed.

          21.  Retention of Jurisdiction. Notwithstanding confirmation of the
               -------------------------
Plan or occurrence of the Effective Date, and except as specified in the Exit Facility, this Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the purposes set forth in Section 13.01 of the Plan and for the determination of cure amounts as described in this Order, subject to the limitations set forth in Section 13.01 of the Plan.

          22.  Modification of Plan.  Subject to Section 14.12 of the Plan,
               --------------------
after the entry of this Order, the Reorganized Debtors may, upon order of the Court, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, as modified by this Order.

          23. The treatment of Class 10 (Punitive Damage Claims) under the Plan is hereby amended pursuant to Section 1127(b) of the Bankruptcy Code to provide solely with respect to any Allowed Punitive Damage Claims that have been filed in the State of Florida ("Florida Punitive Damage Claims") that such Claims shall be treated as Class 3B Claims in an amount up to the lesser of (a) any applicable state law limits with respect to such Claim or (b) the greater of (i) $500,000 or (ii) three times any compensatory damages award (the "Punitive Damage Amount"). To the extent that any judgment with respect to any Florida Punitive Damage Claim exceeds the Punitive Damage Amount, the amount in excess of the Punitive Damage Amount shall be treated as a Class 10 Claim and the Claimant shall receive no payment for such excess amount.

          24.  Exemption from Securities Laws.  The exemption from the
               ------------------------------
requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. (S) 77e, and any state and local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the New Senior Secured Notes, the New Common Stock (including New Common Stock issued under the Performance Plan), the New Warrants, and the New Stock Options issued pursuant to the Plan.

          25.  Exemptions from Taxation. Pursuant to Section 1146(c) of the
               ------------------------
Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the New Senior Secured Notes and the entry into the Exit Facility or (2) the making, delivery or recording of any other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any mortgages, deeds of trust, deed to secure debt, assignments or other instruments of transfer executed in connection with any transactions arising out of, contemplated by or in any way related to the Plan or this Confirmation Order (and including without limitation the Security Documents, as defined in

Schedule A, attached hereto) granted by any of the Reorganized Debtors in favor of Morgan Guaranty Trust Company as Collateral Agent), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, documentary transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state and local governmental officials or agents, including but not limited to the land title recording officers of Alabama, Florida, Georgia, Minnesota, Oklahoma, Tennessee, Virginia, and counties therein, and the City of New Orleans, Louisiana shall be, and hereby are, ordered and directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          26.  Validity of Liens.  The liens granted pursuant to the Exit
              ------------------
Facility and the New Senior Secured Notes and the New Senior Secured Credit Agreement shall be legal, valid and enforceable first priority liens, except as otherwise provided in the Exit Facility, the New Senior Secured Credit Agreement and the New Senior Secured Notes, and the documents to be executed and delivered pursuant thereto shall constitute the legal, valid and binding obligations of the Reorganized Debtors that are parties thereto.

          27.  References to Plan Provisions.  The failure specifically to
               -----------------------------
include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

          28.  Confirmation Order Controlling.  If there is any direct conflict
               ------------------------------
between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

          29.  Reversal.  If any or all of the provisions of this Confirmation
               --------
Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other Court, subject to Section 14.12 of the Plan, such reversal, modification or vacatur shall not affect the validity or enforceability of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of such order including, without limitation, the obligations and indebtedness created under the Exit Facility. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, but subject to Section 14.12 of the Plan, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

          30.  No Stay of Confirmation Order.  Pursuant to Bankruptcy Rule
               -----------------------------
3020(e), this Order shall not be stayed and shall be effective upon entry on the docket of this Court.

          31.  Applicable Non-Bankruptcy Law.  To the extent provided in
               -----------------------------
Sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

          32.  Dissolution of the Creditors' Committee.  On the Effective Date,
               ---------------------------------------
the Creditors' Committee shall cease to exist and its members, employees or agents (including without limitation, attorneys, financial advisors, and any other professionals) shall be released and discharged in their capacity as such from all further authority, duties, responsibilities, and obligations related to, arising from or in connection with the Reorganization Cases except with respect to: (i) any matters pending before the Court to which the Creditors' Committee is a party, until such objections or matters are resolved, (ii) all fee applications filed or to be filed after the Effective Date pursuant to Section 330 of the Bankruptcy Code by or on behalf of members of the Creditors' Committee or any professionals employed by the Debtors or the Creditors' Committee, (iii) effectuating consummation of the Plan and (iv) any post-confirmation modifications to the Plan or the Confirmation Order.

          33.  Record Date for Distributions.  The record date for determining
               -----------------------------
the holders of the Senior Debt Claims and the Subordinated Noteholders entitled to receive distributions under the Plan shall be the Confirmation Date.

          34.  Distribution of New Common Stock and New Warrants.  On the
               -------------------------------------------------
Effective Date the Reorganized Debtors shall deliver all of the New Common Stock and New Warrants to be distributed to the holders of Allowed Class 4, 5 and 7A Claims to the Exchange Agent on behalf of such holders (or in the case of Ventas Realty, Limited Partnership, any designee named by Ventas Realty, Limited Partnership prior to the Effective Date) in accordance with the provisions of
Article VI of the Plan. Pursuant to Section 6.02 of the Plan, the Debtors have designated Wells Fargo Bank of Minnesota, N.A. ("Wells Fargo"), as the Exchange Agent, and the Court hereby approves the designation of Wells Fargo as the Exchange Agent. Holders of Allowed Claims in Classes 4 and 7A who do not receive distributions of New Common Stock or New Warrants due to their failure to comply with the procedural requirements of Article VI related to the distribution of such securities shall be treated in the same manner as provided in Section 6.09 of the Plan for holders of Claims that cannot be located within one (1) year of the Effective Date, and the distributions that would otherwise be made to such holders shall instead be reallocated and distributed pro rata among the remaining holders of Claims in the same Class.

          35.  Administrative Claims Bar Date.  All applications for payment of
               ------------------------------
fees and expenses pursuant to Section 330 and 503(b) of the Bankruptcy Code which were incurred before the Effective Date must be filed with the Court on or before 4:00 p.m. (Eastern Standard Time) on the date that is the forty-five (45) days after the Effective Date; provided however that the foregoing shall not apply to the Class 5 Claim. Any Person who fails to file such an application with the Court on or before such time and date shall be forever barred from asserting such claim against any of the Debtors, the Reorganized Debtors, or their property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such claim. Notwithstanding any prior order of this Court in these Reorganization Cases, all requests for approval and payment of professionals' fees and reimbursement of expenses, whether or not previously applied for by interim application, may be included in such professionals' final applications for payment of Claims as set forth herein and in the Plan. Objections, if any, to such claims shall be filed and served not later than five (5) business days prior to the date set by the Court for the hearing to consider such claims.

          36.  Allowance of Malpractice and Other Litigation Claims.  The
               ----------------------------------------------------
Debtors and/or Reorganized Debtors shall file an objection to and/or contest the allowance of the Malpractice and Other Litigation Claims on or before the expiration of one-hundred and twenty (120) days from the Effective Date (hereinafter the "Objection Deadline"). Failure of the Debtors or Reorganized Debtors to file an objection to a Malpractice and Other Litigation Claim on or before the expiration of the Objection Deadline shall constitute the allowance of the Malpractice and Other Litigation Claim subject only to the liquidation of the Malpractice and Other Litigation Claim in a court of competent jurisdiction. Further, upon the occurrence of either the filing of the objection to a Malpractice and Other Litigation Claim by a Debtor or Reorganized

Debtor or the deemed allowance of the claim, the automatic stay of 11 U.S.C. (S) 362 shall be lifted and the claimant shall be authorized to take all steps necessary to liquidate the Malpractice and Other Litigation Claim; provided however, that (i) the liquidation of the Malpractice and Other Litigation Claim shall be undertaken solely for the purpose of liquidating the claimant's Malpractice and Other Litigation Claim against the Debtors for purposes of receiving distributions under the Plan, and/or receiving such insurance proceeds as may be available to such claimant with respect to such claim; and (ii) the Court shall retain jurisdiction over the Malpractice and Other Litigation Claims to resolve any disputes that may arise between the Debtors, the Reorganized Debtors and the claimants regarding the liquidation of the Malpractice and Other Litigation Claims and the payment of distributions under the Plan for such claims, subject to the restrictions on jurisdiction contained in 28 U.S.C. (S) 157.

          37. Nothing herein shall be deemed to limit or otherwise preclude a Debtor and a holder of a Malpractice and Other Litigation Claim from resolving a Malpractice and Other Litigation Claim by settlement. In addition, to the extent that a Malpractice and Other Litigation Claim is resolved for an amount, the payment of which comes exclusively from the Debtors' and/or Reorganized Debtors' insurance carriers, then no further order or intervention by the Court is required.

          38. The Debtors and Reorganized Debtors reserve the right to seek a further order of the Court establishing a mediation or alternative dispute resolution procedure for the liquidation of the Malpractice and Other Litigation Claims arising in those states in which mediation and/or alternative dispute resolution procedures are not a mandatory element of the state court process.

          39.  Indenture Trustee Fees.  To the extent that, as of the Effective
               ----------------------
Date, any pending Administrative Expense Claims of the Indenture Trustees (including a good faith estimate provided to the Debtors by each of the Indenture Trustees of its fees and expenses accruing through the Effective
Date), are not yet allowed, the Debtors shall establish on the Effective Date a separate Cash reserve (the "Indenture Trustees Reserve") for the Indenture Trustees in the amount of any such outstanding Administrative Expense Claims including the estimated fees and expenses.

          40. The obligation of the Reorganized Vencor to pay the Indenture Trustees their fees and expenses shall be secured by the amounts in the Indenture Trustee Reserve established for the Indenture Trustees and the lien rights of the Indenture Trustees under the respective indentures governing the Subordinated Notes shall be deemed to attach to the Cash in the Indenture Trustee Reserve to the same extent as if the Cash in the Indenture Trustees Reserve were property received by the Indenture Trustees pursuant to the Plan. The Indenture Trustees shall be conclusively deemed to have taken any and all action required to perfect their lien rights as to the Cash in the Indenture Trustees Reserve, including, without limitation, any requirement of possession for such perfection.

          41. In consideration for the foregoing, and subject to the establishment of the Indenture Trustee Reserve, the Indenture Trustees are deemed to have waived their lien rights in the property to be distributed under the Plan to the holders of the Subordinated Notes. Upon the payment by the Debtors or Reorganized Vencor of the Allowed Administrative Expenses Claims of the Indenture Trustees the lien rights of the Indenture Trustees in the Indenture Trustee Reserve shall be extinguished.

          42.  Transfer of Ventas Claims.  Any transfer of a Class 5 Claim
               -------------------------
held by a Ventas Entity shall be effective and recognized for distribution purposes of the Plan upon the filing with the Clerk of the Bankruptcy Court by the respective Ventas Entity of a notice of the transfer.

          43.  Post-Confirmation Notices.  On or before the tenth (10)
               -------------------------
Business Day following the date of the entry of this Confirmation Order, the Debtors or the Reorganized Debtors, as appropriate, shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) to all creditors, indenture trustees and equity security holders of the Debtors as of the date hereof.

          44. Subject to Section 14.12 of the Plan, the form of the Amended Ventas Leases (as appropriately conformed for each master lease portfolio as described in the form admitted as an exhibit at the Confirmation Hearing), the Excess Stock Trust Agreement, the Tax Refund Escrow Agreement, the Registration Rights Agreement, the New Senior Secured Notes, the New Senior Secured Credit Agreement and the Amended and Restated Certificate of Incorporation shall be substantially in the forms submitted as exhibits at the Confirmation Hearing or in the case of the Registration Rights Agreement, filed with the Court, and shall be executed and delivered on the Effective Date.

          45. If the Effective Date does not occur, this Order shall be deemed vacated and of no force and effect

          46.  Postpetition Claims.  Notwithstanding any provision of the Plan,
               --------------------
for any Claims arising on or after the Petition Date that represent liabilities incurred by the Debtors in the ordinary course of business during these Reorganization Cases the Debtors shall remain obligated to pay such Claims as and when they become due and payable in the ordinary course of business, without the need for Filing an application with the Court before the bar date for

Administrative Claims or at any other time and without regard to the terms of or any limitation of the Plan, and in accordance with the terms and conditions of any judgment, award or agreement relating thereto; this paragraph specifically applies without limitation to Postpetition Personal Injury Claims alleged against the Debtors that arose on or after the Petition Date which may be determined, liquidated and resolved in the ordinary course of business. Holders of Postpetition Personal Injury Claims are authorized to liquidate such Claims to judgment, settlement or otherwise without further order of the Court and to seek payment as set forth herein.


Dated:    Wilmington, Delaware
          March 16, 2001


                                    /s/ Mary F. Walrath
                                ------------------------------------------------
                                        UNITED STATES BANKRUPTCY JUDGE

                                  SCHEDULE A

                              Security Documents

          "Security Documents" shall mean: leasehold and fee mortgages, assignments of leases and rents, security agreements, fixture filings and financing statements; leasehold and fee deeds of trust, assignments of leases and rents, security agreements, fixture filings and financing statements; leasehold and fee deeds to secure debt, assignments of leases and rents, security agreements, fixture filings and financing statements; UCC-[1] financing statements with respect to the foregoing instruments; and UCC-[2] fixture filings with respect to the foregoing instruments.

          This schedule is intended to include all Security Documents relating to property that is owned or leased by Vencor, Inc. or Vencor Operating, Inc. located in any of the following jurisdictions:



Alabama                        Arizona                        Arkansas
-------                        --------                       --------

Jefferson                      Maricopa                       Pulaski
Madison                        Pima
Mobile                         Yavapai

------------------------------------------------------------------------------
California                     Colorado                       Connecticut
----------                     --------                       -----------

Almadea                        Arapahoe                       Fairfield
Bakersfield                    Adams                          Hartford
Kern                           Denver                         New London
Los Angeles
Orange
Riverside
Sacramento
San Bernardino
San Diego
San Francisco
San Luis Obispo
San Joaquin
San Mateo
Shasta
Ventura

Delaware                               Florida                      Georgia
--------                               -------                      -------

                                       Brevard                      Bibb
                                       Broward                      Chatham
                                       Clay                         Clayton
                                       Dade                         Cobb
                                       Palm Beach                   De Kalb
                                       Pinellas                     Fayette
                                       Hernando                     Fulton
                                       Hillsborough                 Houston
                                       Lee                          Meriwether
                                       Manatee
                                       Pasco
                                       Sarasota
                                       Seminole
-------------------------------------------------------------------------------
Idaho                                  Illinois                     Indiana
-----                                  --------                     -------

Ada                                    Cook                         Boone
Boise                                  De Kalb                      Barholomew
Canyon                                                              Clark
Gen                                                                 Delaware
Latah                                                               Elkhard
Ney Perce                                                           Floyd
Shoshone                                                            Harrison
Washington                                                          Howard
                                                                    Lawrence
                                                                    LaGrange
                                                                    Marion
                                                                    Marshall
                                                                    Vanderburgh
                                                                    Vigo
                                                                    Wells

------------------------------------------------------------------------------
Iowa                                   Kansas                       Kentucky
-----                                  --------                     --------
                                                                    Boyle
                                                                    Casey
                                                                    Clark
                                                                    Davies
                                                                    Fayette
                                                                    Hardin
                                                                    Jefferson
                                                                    Marshall
                                                                    Marion
                                                                    McLean

                                                                 Mercer
                                                                 Warren

------------------------------------------------------------------------------
Louisiana                       Maine                            Massachusetts
---------                       -----                            -------------

Caddo Parish                    Kennebec                         Barnstable
Orleans Parish                  Knox                             Berkshire
Saint Tammany Parish            Lincoln                          Bershire
                                Oxford                           Bristol
                                Penobscot                        Essex
                                Sagadahoc                        Franklin
                                York                             High Street
                                                                 Lancaster
                                                                 Middlesex
                                                                 Norfold
                                                                 Plymouth
                                                                 Stoughton
                                                                 Suffolk
                                                                 West Roxbury
                                                                 Worcester

-------------------------------------------------------------------------------
Michigan                        Minnesota                        Mississippi
--------                        ---------                        -----------

Wayne                           Hennepin                         Alcorn
                                                                 Rankin

------------------------------------------------------------------------------
Missouri                        Montana                          Nebraska
--------                        -------                          --------

Cole                            Beaverhead                       Lancaster
Jackson                         Cascade
St. Louis


-----------------------------------------------------------------------------
Nevada                          New Hampshire                    New Jersey
------                          -------------                    -----------
Clark                           Hanover
                                Hillsborough
                                Merrimack
                                Strafford

New Mexico                       North Carolina                  Ohio
----------                       --------------                  ----

Bernalillo                       Almance                         Coshocton
                                 Buncombe                        Fairfield
                                 Duplin                          Franklin
                                 Durham                          Guernsey
                                 Forsyth                         Hocking
                                 Gaston                          Lake
                                 Guilford                        Licking
                                 Halifax                         Lucas
                                 Hertford                        Marion
                                 Lenoir                          Ross
                                 Lincoln                         Summit
                                 Mecklenburg                     Warren
                                 Nash                            Washington
                                 New Hanover
                                 Orange
                                 Pasquotank
                                 Union
                                 Vance
                                 Wake

-----------------------------------------------------------------------------
Oklahoma                         Oregon                          Pennsylvania
--------                         ------                          ------------

Oklahoma                         Jackson                         Allegheny
                                 Marion                          Berks
                                                                 Northampton
                                                                 Philadelphia

------------------------------------------------------------------------------
Puerto Rico                      Rhode Island                    South Carolina
-----------                      ------------                    --------------

                                 Providence

-------------------------------------------------------------------------------
Tennessee                        Texas                           Utah
---------                        -----                           ----

Davidson                         Bexar                           Weber
Hamilton                         Dallas                          Washington
Putnam                           Harris                          Salt Lake
Shelby                           Tarrant





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

Vermont                          Virginia                        Washington
-------                          --------                        ----------

Chittenden                       Arlington                       Clark
                                 Princess Anne                   Cowlitz
                                 Suffolk                         King Pierce
                                                                 Snohomish
                                                                 Whatcom

-----------------------------------------------------------------------------
Wisconsin                        Wyoming
---------                        -------

Brown                            Carbon
Kenosha                          Fremont
Langlade                         Laramie
Manitowoc                        Sweetwater
Marathon
Milwaukee
Outgamie
Racine
Winnebago
Wood




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